United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 21, 2023

Date of Report (Date of earliest event reported)

AGBA GROUP HOLDING LIMITED

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-38909	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

AGBA Tower 68 Johnston Road Wan Chai, Hong Kong SAR	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +852 3601 8363

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.001 par value	AGBA	NASDAQ Capital Market
Warrants, each warrant exercisable for one-half of one Ordinary Share for $11.50 per full share	AGBAW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

The disclosure contained in Item 3.02 is incorporated by reference in this Item 1.01.

Item 3.02 Unregistered Sale of Equity Securities

On March 21, 2023, AGBA Group Holding Limited (“AGBA” or the “Company”) entered into an amendment (the “Amendment”) to a referral agreement dated May 7, 2020 (the “Referral Agreement”) entered by and between Apex Twinkle Limited (“Apex”) and Focus Developments Limited (now known as TAG Holdings Limited, the controlling shareholder of the Company). The Referral Agreement was related to referral services provided by Apex in connection with the business combination that ultimately involved AGBA Acquisition Limited, the predecessor of the Company. Pursuant to the Amendment, the Company and Apex agreed that $4,000,000 of the referral fee payable under the Referral Agreement shall be payable in to Apex in AGBA ordinary shares; and the remaining balance of $1,550,000 shall be paid by the Company to Apex in the future, on terms to be mutually agreed. The shares were valued based on a 5-day weighted-average price of AGBA ordinary shares, at an assumed value of $1.84 per share. AGBA issued 2,173,913 ordinary shares to Apex on March 21, 2023.

The above-described issuances have been determined to be exempt from registration under the Securities Act of 1933 in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGBA GROUP HOLDING LIMITED

By:	/s/ Shu Pei Huang, Desmond
	Name:	Shu Pei Huang, Desmond
	Title:	Acting Group Chief Financial Officer

Dated: May 8, 2023

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